February 8, 2008


Residential Accredit Loans, Inc.
One Meridian Crossings, Suite 100
Richfield, Minnesota 55423


      Re:   Residential Accredit Loans, Inc.
            Mortgage Asset Backed Pass-Through Certificates, Series 2008-QR1


Ladies and Gentlemen:

      We have advised Residential Accredit Loans, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of the Mortgage Asset Backed Pass-Through Certificates, Series 2008-QR1 (the "Certificates"). The Certificates will be issued pursuant to a Trust Agreement, dated as of February 8, 2008, as more particularly described in the prospectus dated April 9, 2007 (the "Base Prospectus") and the prospectus supplement dated February 7, 2008, (the "Prospectus Supplement" and together with the Base Prospectus, the "Prospectus") relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-140610) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on February 12, 2007, and declared effective on April 5, 2007 (the "Registration Statement"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Material Federal Income Tax
Consequences" in the Base Prospectus and "Material Federal Income Tax Consequences" in the Prospectus Supplement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth therein.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.




                                    Very truly yours,


                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP


                                    ORRICK, HERRINGTON & SUTCLIFFE LLP